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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statements of Integrated Systems, Inc. on Form S-8 (File Nos. 33-35281, 33-48626, 33-70494, 333-1145) of our report dated March 27, 1996, on our audits of the consolidated financial statements and financial statement schedule of Integrated Systems, Inc. as of February 28, 1995 and 1996, and for each of the three years in the period ended February 28, 1996 which report is included in this Form 10-K.

                                          Coopers & Lybrand L.L.P.

San Jose, California
April 11, 1996